NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[***]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

No. CT-06

Cooperation Agreement
(General Agent)

Chuxiong Tian Li

Yunnan Chuxiong Tian Li Pharmaceutical Co., Ltd.

I.  Parties to the Agreement:
Party A: Kunming Xin Yuan Tang Pharmacies Co. Ltd.
Party B: Yunnan Chuxiong Tian Li Pharmaceutical Co., Ltd.

II. General Provisions:
With respect to the promotion of Hong Hua Xiao Yao Capsule (0.5g*12 capsules*2 plates),   Zi Dan Huo Xue Tablet (0.3g*12 tablets*2 plates) and Fibrauretine Tablet (20 tablets) by the general agent nationwide, both parties hereby enter into and abide by this Agreement upon mutual negotiations.

III. Products under Authorization, Specified Area and Relevant Matters
1. Party B hereby designates Party A as the exclusive general agent nationwide for the products “Hong Hua Xiao Yao Capsule (0.4g*24 capsules)”, “Zi Dan Huo Xue Tablet (50mg*24 tablets)” and “Fibrauretine Tablet (0.1g*20 tablets)” in all specifications, which shall be responsible for the general sales of the products in the national pharmaceutical market.
2. Party B vests Party A with the power of exclusive distribution agency for the medicines nationwide, and accordingly Party A shall pay an amount of RMB [***] as the market deposit. This Agreement shall take effect upon Party B’s receipt of such deposit whereby Party A gains Party B’s authorization to be the agent of such area.
3. The market deposit will be received by the finance department of Party B, which will issue a specific financial receipt to Party A. Upon the termination of this Agreement, the deposit will be returned to Party A (without interest).
4. Party A shall be the general agent in the national market for Party B’s products. Party A shall be responsible for the administration and supervision of any other agent within the area specified hereunder. Where any sales ends are not covered, Party B shall cooperate with Party A in the development. Party A shall be responsible to maintain the standardized management of the products sales market.

IV. Rights and Obligations of Party B
1. Party B shall provide Party A with, among other things, documents, information, samples, sample boxes and materials, for the purpose of product sales, promotion and marketing.
2. Party B warrants that the quality of the products conform to the national standards on medicines. If within the shelf-life, any quality or infringement issues occur to the products, Party B shall assume any and all liabilities, and indemnify the damages.
3. Party B reserves the right to change the packaging pursuant to the requirements of national laws and regulations.

V. Rights and Obligations of Party A
1. Party A shall fulfill the sales volume specified herein and actively increase the sales of the “products”.
2. Party A shall be responsible for the sales and all the relevant matters in relation to the sales within the specified area.

3. Party A is obligated to regulate the subordinate distributors, sales ends to abide by the provisions of this Agreement, such as provisions on uniform sales prices, market protection and etc..
4. All the sales conducts of Party A shall conform to the national laws and regulations.
5. Please refer to the plan agreed upon by both parties for annual sales volumes of the products within the term of this Agreement.

VI. Sales Target of Party A

sales vol.	1st Quarter			2nd Quarter			3rd Quarter			4th Quarter
unit: piece	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sept.	Oct.	Nov.	Dec.
Hong Hua Xiao Yao Capsule	0	0	0	0	0	0	0	20	20	22	22	22
Zi Dan Huo Xue Tablet	0	0	0	0	0	0		24	24	26	26	26
(Unit: 10,000 boxes)

Monthly sales of Fibrauretine Tablet shall be no less than 260,000 boxes since August, 2011.

From January 1, 2012 to December 31, 2015, the sales target of Party A: 1) annual sales of Hong Hua Xiao Yao Capsule shall be no less than 2,700,000 boxes; 2) annual sales of Zi Dan Huo Xue Tablet shall be no less than 3,000,000 boxes; and 3) annual sales of Fibrauretine Tablet shall be no less than 3,600,000 boxes.
1) The annual sales target shall be divided into quarterly and monthly sales plans according to this Agreement; 2) the sales target for the following year shall be increased by 20% of the agreed target for the current year.

VII. Product Policy and Support
1. The settlement price offered by Party B to Party A for the supply of Hong Hua Xiao Yao Capsule shall be: RMB [***]/box.
2. The settlement price offered by Party B to Party A for the supply of Zi Dan Huo Xue Tablet shall be: RMB [***]/box.
3. The settlement price offered by Party B to Party A for the supply of Fibrauretine Tablet shall be: RMB [***]/box.

VIII. Market Protection
1. Party B shall ensure that Party A may exercise the power of exclusive and general distribution agency for Party B’s products over the national market during the term of this Agreement.
2. Without Party A’s consent, Party B shall not distribute the products under the general agency hereby agreed during the term of Party A’s general agency. Once detected, Party B shall indemnify Party A and pay to Party A a penalty calculated by the volume so distributed multiplying twice the retail price.
3. Based on the standing principle of reciprocity and cooperation between both parties, all trade secrets in relation to Party A’s business activities and client information shall not be disclosed to any third party by Party B for any reason; otherwise Party A may file an action for a settlement according to laws and regulations.

IX. This Agreement shall take effect upon the execution hereof (so long as Party B receives the deposit from Party A).

X. Warranty on the Products Return
1. Party B warrants that the products delivered to Party A conform to the national standards. In the event of any quality issues, Party B agrees to unconditionally accept the return of such.
2. If this Agreement is terminated as a result of any force majeure event, for any products with intact packaging, which may not affect any subsequent sales, Party B will accept the return of such products to ensure the agent’s interest; for any products of which the shelf-life may expire within eight months, Party B will not accept the return. To avoid an excessive inventory of returned products, the volume of returned products shall not exceed the average monthly volume of delivery.
3. Any damaged or dampened products due to Party A’s delinquency in storage shall not be returned.

XI. Liability of Breach
1. If a force majeure event occurs in the performance of this Agreement,  both parties shall seek a settlement through amicable negotiations and may request for termination hereof in written form.
2. If any breach hereof causes any damage to the rights and interest of the other party, the injured party may claim appropriate economic compensation simultaneously as terminating this Agreement.

XII. Confidentiality
After the execution hereof, both parties shall keep any trade secrets confidential for each other. This Agreement and any documents, sales strategies, pricing systems in relation to the products, as well as the products and any product development strategies are included in the scope of confidentiality.

XIII. Issues Not Addressed Herein and Dispute Resolution
1. If any issues not addressed herein arise in the performance of this Agreement, both parties shall settle it based on the principle of negotiation, and the agreed-upon results of negotiations shall be incorporated into this Agreement by means of supplementary agreements.
2. Any disputes with respect to the understanding or interpretation of the provisions herein and those caused by the breach hereof may be submitted for arbitration or trial if the negotiations between both parties fail.

XIV. Venue of Execution: Kunming, Yunnan Province.

XV. Miscellaneous
This Agreement shall be executed in four counterparts with each party holding two. The term of this Agreement shall continue for four and a half years, from July 1, 2011 (the execution date) to December 31, 2015. Party A shall have the right of first refusal in renewal hereof when the term expires.

Party A (seal): Kunming Xin Yuan Tang Pharmacies Co. Ltd. (seal)	Party B (seal): Yunnan Chuxiong Tian Li Pharmaceutical Co., Ltd. (seal)
Signing Representative: Gong Jing (signature)	Signing Representative: Tang Guoxian (signature)
Date of Execution: July 1, 2011	Date of Execution: July 1, 2011
Opening Bank:	Opening Bank:
Account No.:	Account No.:
Tel. (Fax): 0871-8212815, 18669079506	Tel. (Fax): 0878-6165116
Venue of Execution: Kunming	Venue of Execution: Kunming